EXHIBIT 21

SUBSIDIARIES OF THE REGISTRANT

SUBSIDIARIES OF THE REGISTRANT

Subsidiary	Ownership	State of Incorporation

Fairport Savings Bank	100%	Federal

SUBSIDIARIES OF FAIRPORT SAVINGS BANK

Subsidiary	Ownership	State of Incorporation

Oakleaf Services Corporation	100%	New York